UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2012

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2012, the Board of Directors (the "Board") of CME Group Inc. (the "Company") approved an amendment to Article III, Section 3.5 of the Company’s Bylaws to replace the specific Board composition requirements relating to the diversity of interests from its trading community with a general requirement that the Nominating Committee and the Board shall take into consideration applicable board of directors composition requirements of the Commodity Futures Trading Commission. Section 3.5 was also amended to provide that the Nominating Committee shall include as a nominee the Company’s Executive Chairman and President.

The foregoing description is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Ninth Amended and Restated Bylaws of CME Group Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

November 14, 2012	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Senior Managing Director, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Ninth Amended and Restated Bylaws of CME Group Inc.